Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated April 17, 2023 (except for the effect of the Company’s reverse stock split disclosed in Note 11-Stockholders’ Equity and Note 16-Subsequent Events, as to which the date is July 28, 2023), of INVO Bioscience, Inc. relating to the audit of the consolidated financial statements as of December 31, 2022 and 2021, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

Houston, TX

July 31, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated June 21, 2023, of Fertility Labs of Wisconsin, LLC and Wisconsin Fertility and Reproductive Surgery Associates, S.C. relating to the audit of the combined financial statements as of December 31, 2022 and 2021, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

Houston, TX

July 31, 2023